Exhibit 99.2

The Allstate Corporation
Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written

	For the month ended September 30, 2022			Three months ended September 30, 2022 [5]		
	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]
Allstate brand						
Auto	8	0.9	16.2	19	4.7	14.0
National General						
Auto	11	0.2	4.4	19	1.1	3.2

	Three months ended June 30, 2022			Three months ended March 31, 2022		
	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]	Number of locations [1]	Total brand (%) [2] [3]	Location specific (%) [4]
Allstate brand						
Auto	30	2.5	8.7	28	3.6	9.3
National General						
Auto	19	2.7	6.0	24	1.9	4.6

(1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia.

(2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written.

(3) Allstate brand implemented auto insurance rate increases totaled $222 million and $1.14 billion in the month and quarter ended September 30, 2022 after implementing $601 million and $862 million of rate increases in the second and first quarter of 2022, respectively.

(4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.

(5) Excludes Florida rate increase previously implemented in August due to the rate moratorium following Hurricane Ian.